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                                                                    EXHIBIT 99.5

                         CONSENT TO SERVE AS DIRECTOR

     The undersigned hereby consents to becoming a director of First Alliance Mortgage Company (the "Company") upon consummation of the Company's initial public offering of equity securities in 1996 (the "IPO") and further consents to being named as a future director of the Company in the Company's prospectus and registration statement relating to its IPO.

Date 5-13-96                           /s/ Mark K. Mason
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                                       Mark K. Mason